Fred Hackman

Certified Public Accountant

18306 116th Ave SE

Renton, WA   98058

206-795-5234

February 7, 2013

Securities and Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated February 7, 2013, Seen On Screen TV Inc., (Commission file Number – 000-21812) and are in agreement with the statements contained therein, as they relate to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

FRED HACKMAN CPA
Fred Hackman, CPA